Exhibit 10.28

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into as of November 15, 2007 by and between BioLife Solutions, Inc., a Delaware (the “Company”), and Roderick de Greef (“Consultant”).  In consideration of the mutual promises contained herein, the parties agree as follows:

1.

SERVICES AND COMPENSATION

(a)

Consultant will provide oversight of the Company’s financing activities, internal accounting functions and SEC reporting, and assist in the search for, and reviewing, strategic alternatives, on a part-time basis (up to 80 hours per month on an as needed basis), effective as of July 1, 2007 (since Consultant was effectively serving the Company in such capacity since such date).

(b)

For the Services, the Company shall pay Consultant $10,000 (ten thousand dollars) per calendar month.  In addition, the Company shall reimburse Consultant for any office and travel expenses incurred by Consultant in carrying out the Services.  Company will make two monthly payments of $5,000 (five thousand dollars) on the 1st and the 15th of each month.

(c)

Consultant acknowledges and agrees that Consultant will be an independent contractor of the Company and not an employee.

2.

CONFIDENTIALITY

(a)

“Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, developments, inventions, processes, formulas, technology, designs, engineering or other business information disclosed by the Company either directly or indirectly.

(b)

Consultant will not, during or subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party without the Company's prior express written consent, and it is understood that said Confidential Information shall remain the sole property of the Company.  Confidential Information does not include information (i) which is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

(c)

Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any person or entity with which Consultant has an agreement or duty to keep in confidence, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such person or entity unless consented to in writing by such person or entity.

(d)

Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes.  Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

(e)

Consultant will not, during or subsequent to the term of this Agreement, take data or materials from the premises of the Company unless specifically authorized to do so on a case by case basis.  Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information in tangible form that Consultant may have in Consultant's possession or control.

3.

TERM AND TERMINATION

(a)

This Agreement will commence on the date first written above and will continue until termination of this Agreement as provided below.

(b)

Either party may terminate this Agreement, for any reason or no reason whatsoever, upon giving a (90) ninety day written notice thereof to the other party.  However, if this Agreement is terminated as a result of a Change of Control; the Company will make a payment of one year’s fees ($120,000).  As used herein the term Change of Control shall mean  (A) there shall be consummated (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have the same proportionate ownership of at least 50% of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (B) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (C) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company’s outstanding Common Stock.

(c)

Upon termination of this Agreement, all rights and duties of the parties toward each other shall cease except:

(i)

that the Company shall be obliged to pay, within fifteen (15) days of the effective date of termination, all amounts owing to Consultant for unpaid Services and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and

(ii)

Sections 2 (Confidentiality) for up to 3 years and 4 (Miscellaneous) shall survive termination of this Agreement.

(d)

Following any notice of termination of this Agreement given pursuant to Section 3(b), Consultant shall fully cooperate with the Company in all matters relating to the winding up of Consultant's pending work on behalf of the Company and the orderly transfer of any such pending work to such other persons as may be designated by the Company prior to termination.

4.

MISCELLANEOUS

(a)

Arbitration.  Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Boston, Massachusetts in accordance with the rules then in effect of the American Arbitration Association.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.  The arbitrator may grant injunctions or other relief in such dispute or controversy.

(b)

Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws of Delaware.

(c)

Entire Agreement. This Agreement sets forth the entire agreement of the parties and supersede any prior agreements between them with respect to the subject matter hereof.  Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement.

(d)

Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(e)

Assignment.  The rights and obligations of Consultant are personal in nature and may not be assigned or delegated without the Company's prior written consent.  This Agreement shall inure to the benefit of and be binding on the parties and on each of their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Consultant: By: /s/Roderick de Greef_ Roderick de Greef Address: 7 Searles Road Windham, NH 03087	BioLife Solutions, Inc.: By: /s/Mike Rice_______________ Mike Rice, Chief Executive Officer Address: